  Exhibit 99.1

Rekor Systems Announces Retirement of James K. McCarthy from the Board of Directors

COLUMBIA, MD – July 24, 2020 - Rekor Systems, Inc, (Nasdaq: REKR) (“Rekor”) “the Company”), a Maryland-based company providing real-time roadway intelligence through AI-driven decisions, announced today that James K. McCarthy has retired as the Chairman of the Board of Directors of Rekor Systems (the "Board") effective immediately. The resignation was not the result of any disagreement with the Company or any of its affiliates on any matter relating to the Company's operations, policies or practices. After accepting Mr. McCarthy’s resignation, the Board appointed the Company’s president and CEO Robert A. Berman to be its Executive Chairman upon the recommendation of its Governance Committee.

“Jim McCarthy served the Board and the Company with character and dignity during a period of extraordinary transformation for the Company. We are grateful for the selfless service and unmatched knowledge he brought to the Rekor Systems Board of Directors. His wisdom and experience will be missed, and we wish him well in his retirement,” said the Company’s Lead Director, Paul de Bary. “We are pleased to welcome Robert Berman as Board Chairman. He is a highly experienced executive who brings a proven track record and strategic vision to the Executive Chairman’s position. We look forward to benefiting from his insights and perspectives as we continue to execute our strategy to drive growth and value for our shareholders.”

Visit our website to learn more: https://www.rekor.ai

About Rekor Systems, Inc.

Rekor (Nasdaq: REKR) is a Maryland-based company providing real-time roadway intelligence through AI-driven decisions. Rekor bridges commercial and government sectors with actionable, real-time vehicle recognition data to enable informed decisions faster, and with greater outcomes. Rekor is transforming industries like Public Safety, Customer Experience, and Smart Cities in more than 70 countries across the globe with smarter, quicker, cost-competitive vehicle recognition solutions for security, revenue discovery and recovery, public safety, electronic toll collection, brand loyalty, parking operations, logistics, and traffic management. We use the power of artificial intelligence to analyze video streams and transform them into AI-driven decisions by our clients. Our machine learning software can turn most IP cameras into highly accurate and affordable vehicle recognition devices used to help protect lives, increase brand loyalty, and enhance operations and logistics, without the need to install expensive new infrastructure. We make what was once considered impossible, possible. To learn more please visit our website: https://rekor.ai.

Forward-Looking Statements

This press release includes statements concerning Rekor Systems, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of Rekor's core suite of AI-powered technology and the size of the market for global ALPR systems. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Media Contacts:

Emily Burdeshaw
REQ For Rekor Systems
rekor@req.co

Investor Contacts:

Charles Degliomini

Rekor Systems, Inc.

ir@rekor.ai